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                                                                    EXHIBIT 99.1

                                                                 [QUESTCOR LOGO]

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Questcor Pharmaceuticals, Inc.
Albert Hansen, Chairman and Acting CEO
R. Jerald Beers, Member, Office of the President
Vice President, Sales and Marketing
510/400-0700


            QUESTCOR ANNOUNCES APPOINTMENT OF DIRECTOR ALBERT HANSEN
                         AS ITS CHAIRMAN AND ACTING CEO


UNION CITY, CA, NOVEMBER 1, 2004 - Questcor Pharmaceuticals, Inc. (AMEX: QSC), a specialty pharmaceutical company that acquires, markets and sells brand name prescription drugs for gastrointestinal and neurological use through a U.S. direct sales force and international distributors, announced today that Albert Hansen, a current Director of Questcor, has been named Chairman and Acting CEO of the Company. Mr. Hansen has been a Director of Questcor since May of 2004.

     "I am honored to accept this position at Questcor, a company that has significant potential," said Mr. Hansen. "Since the departure of our former CEO in August, Questcor has made progress toward refining its business model and strategy for creating shareholder value. In addition, the Search Committee of the Board of Directors has made significant progress in its search for a new CEO for the Company. A number of well-qualified candidates are actively being considered. My highest priority is to complete the search process and ensure a smooth transition to the leadership of our new permanent CEO. In addition, I will be working with the entire team at Questcor to build our business and create value in the interim."

     With the appointment of Mr. Hansen as Chairman, Neal Bradsher resigned as Lead Director. He will remain an independent Director and continues to serve as Chairman of the Nominating and Corporate Governance Committee of Questcor's Board.

     Questcor also announced that R. Jerald Beers, Vice President of Sales and Marketing will remain a Member of the Office of the President of Questcor. In a separate development, Timothy E. Morris, CFO, has notified the Company that he has accepted a similar position with a larger pharmaceutical company and will be leaving Questcor during November.

Additional Biographical Information about Mr. Hansen
Mr. Hansen has been a Managing Director of the investment firm Sanders Morris Harris since January 2002, helping to manage the firm's life sciences private equity investment portfolio with committed capital of over $150 million. From 1999 to 2001, Mr. Hansen was a private consultant and advisor to several startup and smaller venture-backed private companies. From

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1993 to 1999, Mr. Hansen was a principal of Darby Overseas Investments, a private equity firm with a focus on emerging markets. During 1992, Mr. Hansen was Director of Corporate Finance at the United States Treasury. From 1986 to 1992, Mr. Hansen was an investment banker with Dillon Read and from 1983 to 1986 he was an investment banker with E.F. Hutton. Mr. Hansen serves as a director of a number of private companies. Mr. Hansen received an A.B. from Princeton University and an M.B.A. from the Wharton School, University of Pennsylvania.

About Questcor
Questcor Pharmaceuticals, Inc. is a specialty pharmaceutical company that acquires, markets and sells brand name prescription drugs for gastrointestinal and neurological use through a U.S. direct sales force and international distributors. Questcor currently markets five products in the U.S.: Nascobal(R), the only prescription nasal gel formulation of Cyanocobalamin USP (Vitamin B-12), that is approved for patients with severe deficiencies of Vitamin B-12 caused by Crohn's Disease and MS; HP Acthar(R) Gel, an injectable drug that is commonly used for certain neurological conditions; Ethamolin(R), an injectable drug used to treat enlarged weakened blood vessels at the entrance to the stomach that have recently bled, known as esophageal varices; Glofil(R)-125, which is an injectable agent that assesses how well the kidney is working by measuring glomerular filtration rate, or kidney function; and VSL#3(R), a patented probiotic marketed as a dietary supplement, to promote normal gastrointestinal (GI) function.

NOTE: EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS, WHICH MAY CAUSE QUESTCOR'S RESULTS TO DIFFER FROM THOSE REPORTED HEREIN. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, QUESTCOR'S ABILITY TO ACCURATELY FORECAST THE DEMAND FOR EACH OF THEIR PRODUCTS, THE GROSS MARGINS ACHIEVED FROM THE SALE OF THOSE PRODUCTS, QUESTCOR'S ABILITY TO ENFORCE ITS EXCHANGE POLICY, THE ACCURACY OF THE PRESCRIPTION DATA PURCHASED FROM INDEPENDENT THIRD PARTIES BY QUESTCOR, THE SELL THROUGH BY QUESTCOR'S DISTRIBUTORS, THE INVENTORIES CARRIED BY QUESTCOR'S DISTRIBUTORS, AND THE EXPENSES AND OTHER CASH NEEDS FOR THE UPCOMING PERIODS, QUESTCOR'S ABILITY TO OBTAIN FINISHED GOODS FROM ITS SOLE SOURCE CONTRACT MANUFACTURERS ON A TIMELY BASIS IF AT ALL, QUESTCOR'S NEED FOR ADDITIONAL FUNDING, UNCERTAINTIES REGARDING QUESTCOR'S INTELLECTUAL PROPERTY AND OTHER RESEARCH, DEVELOPMENT, MARKETING AND REGULATORY RISKS, AND, TO THE ABILITY OF QUESTCOR TO IMPLEMENT ITS STRATEGY AND ACQUIRE PRODUCTS AND, IF ACQUIRED, TO MARKET THEM SUCCESSFULLY AS WELL AS THE RISKS DISCUSSED IN QUESTCOR'S REPORT ON FORM 10-K FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2003 AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE RISK FACTORS AND OTHER INFORMATION CONTAINED IN THESE DOCUMENTS SHOULD BE CONSIDERED IN EVALUATING QUESTCOR'S PROSPECTS AND FUTURE FINANCIAL PERFORMANCE.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.